EXHIBIT 16.1

Letter from Bongiovanni & Associates, P.A.

Bongiovanni & Associates

Certified Public Accountants

17111 Kenton Drive, Suite 100-B

Cornelius, North Carolina 28031

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Securities and Exchange Commission

450 Fifth Street N.W.

Washington, D.C. 20549

Re:	Verdant Technology Corporation (formerly HeartSTAT Technology, Inc.)
Commission File Number 0-50993

Dear Sir / Madam:

Bongiovanni & Associates, P.A. previously was engaged by Verdant Technology Corporation (the “Company”) as the Company’s principal accountants. We agree with the statements contained in Item 4.01 of the Company’s Form 8-K dated May 19, 2006.

Very Truly Yours,

/s/ BONGIOVANI & ASSOCIATES

Bongiovanni & Associates, P.C.

Cornelius, NC

June 7, 2006